UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

GAMESQUARE HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Proxy Statement, if other than the Registrant

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

GAMESQUARE HOLDINGS INC.

6775 Cowboys Way, Ste. 1335

Frisco, Texas 75034

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 7, 2025

Explanatory Note: This proxy statement supplement, dated September 18, 2025, supplements the definitive proxy statement on Schedule 14A (together with subsequent supplements, the “Proxy Statement”) of GameSquare Holdings Inc. that was filed with the Securities and Exchange Commission (the “SEC”) on September 8, 2025, in connection with the annual meeting of stockholders to be held on October 7, 2025 (the “Annual Meeting”). Except as specifically supplemented by the information contained in this supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

Appointment of Proxy Solicitor

Subsequent to filing the Proxy Statement, we engaged Laurel Hill Advisory Group, LLC (“Laurel Hill”) to assist us in soliciting proxies in connection with the Annual Meeting. We will bear the proxy solicitation costs and anticipate paying Laurel Hill approximately $30,000 for these services, plus reimbursement for out-of-pocket costs.

Important Information

The Company has filed the Proxy Statement with the SEC and has furnished to its stockholders the Proxy Statement in connection with the solicitation of proxies for the Annual Meeting. The Company advises its stockholders to read the Proxy Statement relating to the Annual Meeting, as amended and supplemented by this supplement, because it contains important information. Stockholders may obtain a free copy of the Proxy Statement and other documents that the Company files with the SEC at the SEC’s website at www.sec.gov.